EXHIBIT 10.5

WEST TEXAS RESOURCES, INC.

August 16, 2013

From: West Texas Resources, Inc. ("Buyer")

To: Enovation Resources LLC ("Seller'')

This letter sets forth the agreement for the acquisition of ten and one hundred sixty-seven thousandths percent (10.0167%) of 8/8ths from Seller's 20.4167% of 8/81bs working interest and a seven and twenty one hundred and twenty ten thousandths percent (7.2120%) net revenue interest (collectively the "Interests") in the WC 225 Lease Block on the date first written above for the following considerations and upon the terms and conditions below: (i) payment of $50,000 by Buyer to Seller by 28th August 2013, and (ii) Buyer's assumption of its proportionate part of Seller's obligations under the Joint Operating Agreement with respect to the WC 225 Lease between Breton Energy, LLC (the "Previous Operator") and Seller dated November I 9, 2007, with working interest percentages modified by letters of Participation Rights between the Previous operator and the Seller dated February 3, 2010 and June 1, 2010.

Buyer's acquisition of Seller's Interests is subject to the following terms:

1. Upon signing this agreement, Buyer will acquire Seller's Interests and will become a non-working interest owner in the existing JOA.

2. Seller's Interests will be free of any liens, claims or other encumbrances except for overriding royalty and reversionary interests set out in Exhibit A.

3. The WC 225 Lease is being maintained under a "Suspension of Production" ("SOP") agreement between the Previous Operator and Bureau of Ocean Energy Management, Regulation and Enforcement ("BOEMRE") and the Previous Operator has not received any notice from BOEMRE or other government agency that it has terminated or intends to terminate the lease or that it will not approve previously requested extensions of time under the SOP.

4. Buyer shall defend, indemnify, save, discharge, release and hold Seller harmless from claims for personal injury, death or damage to property, pollution or governmental fines, directly or indirectly from or incident to, the use, occupation, operation, maintenance, condition or abandonment of the working interests that first arise after the date of this letter agreement. Buyer shall (i) be responsible for any and all claims arising out of the production or sale of hydrocarbons from the working interests or the proper accounting or payment to parties for their interests therein, insofar as such claims relate to periods of time first arising on or after the date of this letter agreement, and (ii) defend, indemnify, save, discharge, release and hold Seller harmless from any and all such claims.

5. Seller shall defend,. indemnify, save, discharge, release and hold Buyer harmless from claims for personal injury, death or damage to property, pollution or governmental fines directly or indirectly from or incident to, Seller's use, occupation, operation, maintenance, condition or abandonment of the Interests first arising on or prior to the date of this letter agreement. Seller shall (i) be responsible for any and all claims arising out of the production or sale of hydrocarbons from the Interests or the proper accounting or payment to parties for their interests therein, insofar as such claims relate to periods of time on or before the date of this letter agreement, and (ii) defend, indemnify, save, discharge, release and hold Buyer harmless from any and all such claims.

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If you are in agreement with the foregoing, please sign and return one copy of this letter agreement which thereupon will constitute our mutual agreement with respect to the foregoing.

Buyer:

West Texas Resources, Inc.

By:  /s/ Stephen E. Jones

Name: Stephen E. Jones

Title: President

Seller:

Enovation Resources LLC

By:  /s/ Bernard E. Wayne

Name: Bernard Edward Wayne

Title: Vice President

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WEST TEXAS RESOURCES, INC.

Exhibit A

Overriding Royalty and other Interest Affecting WC 225 Lease

The Seller's working interest in the Lease conveyed to Buyer are subject to nothing in excess of the following burdens, (the net equaling the NRI conveyed)

1) 16.6667% Lessor's royalty;

2) 10.00000% of 8/8ths ORRI on the E/2 NE/4 SW/4 of the Lease from 9,163 feet down to 50,000 feet, originally reserved by ENI Petroleum US LLC and Mariner Energy Resources, Inc. in an assignment to Breton Energy, LLC;

3) 10.00000% of 8/8ths ORRI on the W/2 W/2 NE/4, E/2 NW/4, E/2 NW/4 SW/4, NE/4 SW/4 SW/4, N/2 SE/4 SW/4, SE/4 SE/4 SW/4, W/2 NE/4 SW/4, W/2 SE/4 and SW/4 SE/4 SE/4 of the Lease from the surface down to 50,000 feet, except that the ORRI in Well No. 7 will be 5% of 8/8ths escalating at payout to 10% of 8/8ths, originally reserved by ENI Petroleum US LLC and Mariner Energy Resources, Inc. in an assignment to Breton Energy, LLC;

4) 10.00000% of 8/8ths ORR! on the E/2 NE/4, E/2 W/2 NE/4, W/2 NW/4, W/2 W/2 SW/4, SE/4 SW/4 SW/4, SW/4 SE/4 SW/4, NE/4 SE/4, N/2 SE/4 SE/4 and SE/4 SE/4 SE/4 of the Lease from the surface down to 50,000 feet, originally reserved by ENI Petroleum US LLC and Mariner Energy Resources, Inc. in an assignment to Breton Energy, LLC;

5) 1.00000% of 8/8ths ORRI on the E/2 NW/4 NW/4 and W/2 NE/4 NW/4 of the Lease from the surface to the base of the 4,900 Foot Sand as seen in the Well No. 7, and the SE/4 NW/4 NW/4, SW/4 NE/4 NW/4, SE/4 NE/4, and E/2 SW/4 NW/4 of the Lease from the surface to the base of the 6,800 Foot Sand as seen in the Well No. 8, originally conveyed to Wells Fargo Energy Capital, Inc. by Breton Energy, LLC;

6) 0.75% of8/8ths ORRI on the W/2 W/2 NE/4, E/2 NW/4, E/2 NW/4 SW/4, NE/4 SW/4 SW/4, NE/4 SW/4, N/2 SE/4 SW/4, SE/4 SE/4 SW/4, W/2 SE/4 and SW/4 SE/4 SE/4 of the Lease save and except certain "Productive Reservoirs", originally conveyed to F. F. Foster & Associates, Inc. by Seneca Resources Corporation;

7) 0.375% of 8/8ths ORRI on the W/2 W/2 NE/4, E/2 NW/4, E/2 NW/4 SW/4, NE/4 SW/4 SW/4, NE/4 SW/4, N/2 SE/4 SW/4, SE/4 SE/4 SW/4, W/2 SE/4 and SW/4 SE/4 SE/4, and the E/2 NE/4, E/2 W/2 NE/4, W/2 NW/4, W/2 W/2 SW/4, SE/4 SW/4 SW/4, SW/4 SE/4 SW/4, NE/4 SE/4, N/2 SE/4 SE/4, and SE/4 SE/4 SE/4 of the Lease save and except certain "Proven Reservoirs", originally conveyed to F. F. Foster & Associates, Inc. by Seneca Resources Corporation;

8) 0.75% of 8/8ths ORRl in Well No. 7 and Well No. 8 (D- 1) to be conveyed to Melvin J. Baiamonte, Jr., James H. Bailey and Gerald T. Gonzales, by Tarpon, Enovation and Camron, all as successors in title to Breton Energy, LLC

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